As filed with the Securities and Exchange Commission on July 8, 2003

                         Registration No. __________

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     FIRST CASH FINANCIAL SERVICES, INC.

            (Exact name of Registrant as specified in its charter)


         DELAWARE                  5932                        75-2237318
         --------                  ----                        ----------
      (State or other         (Primary Standard             (I.R.S. Employer
       jurisdiction of    Industrial Classification     Identification Number)
      incorporation or           Code Number)
        organization)


690 E. Lamar Blvd., Suite 400         Copy to:             Phillip E. Powell
   Arlington, Texas 76011     Thomas C. Pritchard, Esq.    690 E. Lamar Blvd.
       (817) 460-3947         Brewer & Pritchard, P.C.         Suite 400
  (Address, including zip      1111 Bagby, 24th Floor    Arlington, Texas 76011
 code, and telephone number,    Houston, Texas 77002   (Name, address, including
    including area code,        Phone (713) 209-2950    zip code, phone number,
      of registrant's            Fax (713) 209-2921      including area code,
 principal executive offices)                            of agent for service)



          FIRST CASH FINANCIAL SERVICES, INC. 1999 STOCK OPTION PLAN
                           (Full Title of the Plan)



                       CALCULATION OF REGISTRATION FEE

================================================================================
  Title of Each Class      Amount      Proposed    Proposed Maximum
     of Securities         Being        Maximum       Aggregate       Amount of
         To Be           Registered  Offering Price   Offering      Registration
       Registered            (1)      Per Share(2)    Price(2)          Fee
--------------------------------------------------------------------------------

   Common Stock, par
   value $.01            1,300,000      $14.45      $18,785,000     $1,520
--------------------------------------------------------------------------------
   TOTAL                                            $18,785,000     $1,520
================================================================================

 (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock, no par value, which are issued or become issuable under the First Cash Financial Services, Inc. 1999 Stock Option Plan, pursuant to stock splits, stock dividends or similar transactions.

 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sales prices for the common stock, as reported by the Nasdaq Stock Market on July 3, 2003, or $14.45 per share.

                               EXPLANATORY NOTE

      As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the First Cash Financial Services, Inc. 1999 Stock Option Plan (the "Plan"): Registration Statement No. 333-73391, filed on March 5, 1999 (the "Prior Registration Statement"). Under the Prior Registration Statement, the registrant registered 1,200,000 shares of its common stock for issuance under the Plan. This Registration Statement is being filed to reflect an amendment to the Plan that increased the number of shares authorized to be issued thereunder from 1,200,000 to 2,500,000.


 Item 5. Interests of Named Experts and Counsel
 ----------------------------------------------

      Not applicable.


 Item 8. Exhibits
 ----------------

       5.1 (1)  Opinion of Brewer & Pritchard, P.C.

      10.2 (2)  First Cash Financial Services, Inc. 1999 Stock Option Plan

      10.3 (3) First Amendment to First Cash Financial Services, Inc. 1999 Stock Option Plan

      23.1 (1)  Consent of Brewer & Pritchard P.C. (contained in Exhibit 5.1)

      23.2 (1)  Consent of Deloitte & Touche LLP.


      (1)  Filed herein.
      (2) Previously filed as Exhibit 10.63 to the registrant's Form S-3 (No. 333-71077) filed with the Commission on January 22, 1999 and incorporated herein by reference.
      (3) Previously filed as Exhibit "A" to the registrant's Proxy Statement filed on Schedule 14A for use at its Annual Meeting held on July 18, 2002.

                               SIGNATURES
                               ----------

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Texas, on July 7, 2003.

                               FIRST CASH FINANCIAL SERVICES, INC.


                               By: /s/ Phillip E. Powell
                                  ------------------------------------------
                                  Phillip E. Powell, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


 Signature                   Position                           Date


 By: /s/ Phillip E. Powell   Chairman of the Board and          July 7, 2003
     Phillip E. Powell       Chief Executive Officer


 By: /s/ Rick L. Wessel      President, Secretary, Treasurer    July 7, 2003
     Rick L. Wessel          and Director


 By: /s/ Joe R. Love         Director                           July 7, 2003
     Joe R. Love


 By: /s/ Richard T. Burke    Director                           July 7, 2003
     Richard T. Burke


 By:  /s/ R. Douglas Orr     Chief Financial Officer            July 7, 2003
      R. Douglas Orr